Exhibit 10.5

CONVERSION AGREEMENT

This Conversion Agreement (the “Agreement”) is made and entered into as of this day of September 5, 2006, by and between Xact Aid, Inc., a Nevada corporation, (the “Company”) and Edward Withrow III, (the “Holder”) the Holder and the Company are collectively referred to herein as the “Parties.” This Conversion Agreement is made with reference to the following:

A. Pursuant to that certain Promissory Note dated as of December 6, 2005 (the “Promissory Note”) in the principal sum of $950,000. Section 1 provides that at the election of’ the Holder the principal and accrued interest may be converted in to common stock of the Company.

B. On July 15, 2006 the Company entered into a Share Exchange Agreement between the Company and Fred Dc Luca “Shareholder” on the one part and Conch, Ltd, a British Virgin Island corporation and Technorient, Ltd., a Hong Kong corporation on the other part. all collectively named as “Parties.”

C. Pursuant to the Share Exchange Agreement the Company agreed that in consideration of the cancellation of the Promissory Note that the obligation shall be converted into 16,600,000 common shares of the Company.

D. The Holder, Edward Withrow, III has cancelled the Promissory Note and delivered the original Promissory Note to the Company, and assigns his rights to the converted shares as set forth below.

NOW THEREFORE, the Parties hereto agree as follows:

Holder, herein assign all his right title and interest in the 16,600,000 shares to he converted to the following entities (the “Assigned Parties”) as follows:

Main Pacific, Ltd.	5,840,000 common shares
Lucky Time Asia Limited	5,840,000 common shares
Cartier Fleming International, Ltd.	2,920,000 common shares
Huntington Chase, Inc.	2,000,000 common shares

CONVERSION

Upon the terms and conditions set forth herein, concurrently with the closing of the Share Exchange Agreement (“the “Closing”) the Holder and the Assigned Parties hereby agree to convert (the “Conversion”) the Promissory Note including all accrued interest into 16,600,000 shares of the Company’s Common Stock and the Promissory Note shall he cancelled.

At the Closing the 16,600.000 shares shall be issued to the following Assigned Parties:

Main Pacific, Ltd.	5,840,000 common shares
Lucky Time Asia Limited	5,840,000 common shares
Cartier Fleming International, Ltd.	2,920,000 common shares
Huntington Chase, Inc.	2,000,000 common shares

Said shares shall be 144 restricted shares. If the Company at any time proposes for any reason to register Common Shares or other securities under the Securities Act (other than on Form S-4 under the Securities Act or any successor forms thereto), the Assigned Panics shall have piggy-back rights to he included in such registration on the same terms and conditions as the securities otherwise being sold in such registration statement. The cost for the registration of the shares shall be borne by the Company.

1.  The Assigned Parties warrant and represent that the Shares are being acquired solely for their own account and not with a view to, or for resale in connection with, any distribution of common shares within the meaning of the Act. The Assigned Parties agree that the Shares may not be sold in absence of registration unless such sale is exempt from registration under the Act and any applicable state securities laws. The certificate For [lie Shares shall bear the following restrictive legend:

“THE SHARES REPRESENTED BY THE CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURTTIES ACT OF 1933 (THE “ACT”) AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, TUE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.”

2.  In the event any action is brought to enforce this Agreement, the prevailing party in any such dispute or proceeding shall be entitled to recover said party’s total reasonable attorneys’ fees and costs arising out of or in connection with such action.

3.  The provisions of this Agreement will be binding upon and inure to the benefit of the heirs, executors, administrators, personal representatives, successors in interest and assigns to the respective parties to it.

4.  This Agreement shall in all respects be interpreted, enforced and governed under the laws of the state of California. The language and all parts of this Agreement shall be in all eases construed as a whole according to its very meaning and not strictly for or against any individual party.

5.  This Agreement memorializes and constitutes the entire agreement and understanding among the parties regarding the subject matter hereof, and supersedes all prior negotiations, proposed agreements and agreements, whether written or unwritten, The parties acknowledge that no other party, nor any agent or attorney of any other party, has made any promises, representations, or warranties whatsoever, expressly or impliedly, which are not expressly contained in this Agreement, and the parties further acknowledge that they have not executed this Agreement in reliance upon any collateral promise, representation, warranty, or in reliance upon any belief as to any fact or matter not expressly recited in this Agreement.

6.  The parties shall hereafter execute all documents and do all that is necessary, convenient or desirable in the reasonable opinion of the other party to effect the provisions of this Agreement.

7.  For the convenience of the parties, this Agreement may be executed by facsimile signatures and in counterparts that shall together constitute the agreement of the parties as one and the same instrument. It is the intent of the parties that a copy of this Agreement signed by any party shall be fully enforceable against that party.

8.  Should any provision of this Agreement be declared or determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and, in lieu of such illegal or invalid provision, there shall be added a provision as similar in terms and amount to such illegal or invalid provision as may be possible and, if such illegal or invalid provision cannot he so modified, then it shall he deemed not to he a part of’ this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

Xact Aid, Inc.

By:
	Name: Robert G. Pautsch Title: President	Edward W. Withrow, III

Main Pacific, Ltd.

By:		By:
	Name: ______________________________ Title: ______________________________		Name: ______________________________ Title: ______________________________

Lucky Time Asia Limited

By:
Name: ______________________________ Title: ______________________________

Huntington Chase, Inc.

By:
Name: ______________________________ Title: ______________________________